For the fiscal year ended (a) 8/31/00
File number (c) 811-4024

SUB-ITEM 77-0

  EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

California Series

1.   Name of Issuer
  State of California Veterans General Obligation Bonds

2.   Date of Purchase
  3/28/00

3.   Number of Securities Purchased
  20,000

4.   Dollar Amount of Purchase
  $2,000,000

5.   Price Per Unit
  $100.000

6.   Name(s) of Underwriter(s) or Dealer(s)
From whom Purchased
  	  Merrill Lynch

7.   Other Members of the Underwriting Syndicate
	  Merrill Lynch & Co.
	  Bear, Stearns & Co. Inc.
	  J.P. Morgan & Co.
 .	  Prudential Securities
	  Fleet Securities, Inc.
	  Loop Capital Markets, LLC
	  Sutro & Co. Incorporated
	  Lehman Brothers
	  Goldman, Sachs & Co.
	  Mischler Financial Group, Inc.
	  Sutter Securities Incorporated





For the fiscal year ended (a) 8/31/00
File number (c) 811-4024

SUB-ITEM 77-0

  EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

California Income Series

1.   Name of Issuer
  State of California Veterans General Obligation Bonds

2.   Date of Purchase
  3/28/00

3.   Number of Securities Purchased
  30,000

4.   Dollar Amount of Purchase
  $3,000,000

5.   Price Per Unit
  $100.000

6.   Name(s) of Underwriter(s) or Dealer(s)
From whom Purchased
  	  Merrill Lynch

7.   Other Members of the Underwriting Syndicate
	  Merrill Lynch & Co.
	  Bear, Stearns & Co. Inc.
	  J.P. Morgan & Co.
 .	  Prudential Securities
	  Fleet Securities, Inc.
	  Loop Capital Markets, LLC
	  Sutro & Co. Incorporated
	  Lehman Brothers
	  Goldman, Sachs & Co.
	  Mischler Financial Group, Inc.
	  Sutter Securities Incorporated